Exhibit 13.1

Administradora de Fondos de Pensiones Provida S.A.
Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Administradora de Fondos de Pensiones Provida S.A. (the “Company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, an amendment to its annual report on Form 20-F/A for the fiscal year ended December 31, 2007 (the “Amendment”). Pursuant to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, I, Ricardo Rodríguez Marengo, the Chief Executive Officer of the Company, hereby certify, to the best of my knowledge, that:

(A) the Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B) the information in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 22, 2009

By:	/s/ Ricardo Rodríguez Marengo
Name:	Ricardo Rodríguez Marengo
Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.